Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of November 2015.

JHL CAPITAL GROUP, LLC,
a Delaware limited liability company

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Chief Executive Officer

JHL CAPITAL GROUP MASTER FUND L.P., a Cayman Islands limited partnership

	By:	JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company, its General Partner

	By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Director

JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Director

JHL CAPITAL GROUP L.P., a Delaware limited partnership

	By:	JHL CAPITAL GROUP GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Authorized Signatory

/s/ James H. Litinsky
James H. Litinsky